UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   January 19, 2006

ZAP
(Exact name of Registrant as specified in its charter)

California	0-303000	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA		95401
(Address of principal executive offices)		(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.  Other Events

Item 8.01.  Other Events

            On January 19, 2006, ZAP was notified by the PCX Equities, Inc. Equity Qualification Panel (the “Panel”) that the Panel had considered ZAP’s plan for addressing its listing deficiency for share bid price and will permit ZAP to maintain its listing on the Archipelago Exchange, subject to regaining compliance according to the terms set forth in the Panel’s notice.  Pursuant to the Panel’s notice, ZAP must regain compliance with the $1.00 minimum price per share requirement by its next annual shareholder meeting, tentatively scheduled for June 2006, or in the alternative, receive shareholder approval at such annual meeting for a reverse stock split in a ratio designed to regain compliance with the share bid price requirement.

            A copy of the press release announcing the Panel’s decision is attached to this current report as Exhibit 99.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Title or Description

99	Press Release dated January 24, 2006

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Date: January 24, 2006	By: /s/ Steven M. Schneider
Steven M. Schneider
Chief Executive Officer

ZAP

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99	Press Release dated January 24, 2006